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                                                                    EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is executed as of the 22nd day of March, 2001 by and between eshare communications, Inc. a Georgia corporation with offices located at 5051 Peachtree Corners Circle, Norcross, Georgia 30092 ("eshare" or "Corporation") and William K. Dumont (the "Employee").

WHEREAS, the Employee is currently employed by the Corporation as its Executive Vice President of Sales, and

WHEREAS, the Employee and the Corporation desire to enter into this Agreement, superseding and replacing all prior agreements and understandings respecting Employee's employment with the Corporation;

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

1        Services; Salary; Stock Options; Bonus.

         (a) The Corporation hereby employs Employee and Employee agrees to serve as President of Worldwide Sales, driving eshare's sales efforts. Employee's salary during the Employment Term (as defined in Section 5(a) below) shall be paid in accordance with eshare's regular payroll practices (less lawful deductions) as earned at an initial rate of $250,000 per annum. Increases shall be on a schedule consistent with other employees of eshare consistent with corporate policy and practice. In no event may Employee's salary be decreased below the annual rate. Employee will be eligible for a cash bonus, sales and direct profit incentive plan based on achievement of goals set by the Chief Executive Officer and Chief Operating Officer. eshare agrees to guarantee Employee $50,000 bonus potential payable in equal quarterly payments of $12,500 (less lawful deductions) and reconciled consistent with the sales and direct profit incentive plan. Employee will report to eshare's Chief Operating Officer.

         (b) Subject to approval of the eshare's Board of Directors, following final execution of this Agreement, Employee will be awarded five hundred fifty thousand options to purchase shares of eshare, under eshare's 1997 Stock Option Plan ("Plan"), such options to be awarded on a seven year vesting schedule under the terms of the Plan. Employee will be covered by the Change in Control Policy under the Plan, which describes a plan for accelerated vesting of stock options held by Executive Management Team members in the event of a change in control of the Corporation.

         (c) Employee shall be reimbursed by the Corporation for customary and reasonable expenses incurred in the normal performance of his duties, without being required to seek the Corporation's prior approval for such expenses. Employee shall be entitled to participate in the Corporation's health insurance plan and all other benefits during the Employment Term, on the same basis as those granted to other management-level Employees.

2. Employee's Commitment of Business Time to the Corporation. Employee agrees to commit all of his energies during business time to the Corporation during the Employment Term. Employee agrees that he will not engage in any other employment or business endeavor (other than personal investing, as limited by Section 4 below) while he is employed by the Corporation.

3. Disclosure and Assignment of Technology to Corporation. Employee has previously executed a Nondisclosure and Development Agreement which remains in full force and effect. In the event of a conflict between that agreement and the provisions of this Agreement, the provisions of this Agreement shall control.

4.       Non-Competition and Non-Solicitation.

         (a) During the time of Employee's employment with the Corporation, and for a period of two (2) years immediately following the termination of Employee's employment under this Agreement, for any reason


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whatsoever (the "Restricted Period"), Employee shall not, directly or indirectly, on Employee's own behalf, or as a representative of any person or entity unless approved in advance, in writing by the Corporation's CEO:

                  (i) provide services to any person or entity engaged in developing or delivering Customer Interaction Management ("CIM") solutions within the United States ("Territory"), unless approved in writing by eshare;

                  (ii) call upon, solicit, induce, recruit or attempt to hire any employee of the Corporation or of eshare for the purpose or with the intent of enticing such employee away from or out of the employ of the Corporation or eshare or their respective affiliates or to enter employment with any other person or entity; or

                  (iii) solicit or call upon any customer of the Corporation or eshare for the purpose of providing services competitive with the Corporation.

Notwithstanding the above, the foregoing covenants shall not be deemed to prohibit Employee from acquiring, as a passive investor with no involvement in the operations of the business, not more than two percent (2%) of the capital stock of a CIM related business whose stock is publicly traded on a national securities exchange or over-the counter.

         (b) Proprietary Information and Trade Secrets. In connection with Employee's employment hereunder, the Corporation or eshare may disclose to Employee Proprietary Information and Trade Secrets, as defined below. Employee may use the Proprietary Information and Trade Secrets solely for the benefit of the Corporation while Employee is employed by the Corporation. Except for purposes of performing Employee's duties and responsibilities hereunder, Employee will hold in confidence and not reproduce, distribute, transmit, reverse engineer, decompile, disassemble, disclose or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Proprietary Information and Trade Secrets or any portion thereof. Employee acknowledges and agrees that the Proprietary Information and Trade Secrets shall remain the sole and exclusive property of the Corporation or a third party providing such information to the Corporation. The disclosure of this Proprietary Information and Trade Secrets to Employee does not confer upon Employee any license, interest, or rights of any kind in or to the Proprietary Information and Trade Secrets, except as provided under this Agreement. Employee agrees to return to the Corporation, upon request, the Proprietary Information and trade Secrets and all materials developed by or on behalf of Employee containing or based upon the Proprietary Information and Trade Secrets. During the two (2) year period immediately following the termination of Employee's employment under this Agreement, Employee shall not, at any time or for any reason, disclose any Proprietary Information. Employee shall not, at any time or for any reason after termination of Employee's employment under this Agreement, disclose any Trade Secret, for so long as such information shall remain a trade secret under applicable law. Under the terms of this Agreement, "Proprietary Information" shall mean information in any form, other than Trade Secrets, that is of value to its owner and treated as confidential, and "Trade Secrets" means information constituting a trade secret within the meaning of Section 10-1-761(4) of the Georgia Trade Secrets Act of 1990, including all amendments hereafter adopted. Employee acknowledges that this Agreement and its terms constitute Proprietary Information and shall not be disclosed to any person other than Employee's legal and financial advisors, and immediate family members, and in such case only under an agreement of confidentiality.

         (c) Injunction; Remedies; Costs. Employee acknowledges that a breach by him of any part of this Agreement will result in irreparable and continuing damage to the Corporation or eshare, which cannot be fully redressed by the payment of damages to the Corporation or eshare. Accordingly, Employee agrees that the Corporation or eshare shall be entitled, in addition to any other right or remedy it may have at law or in equity, to specific performance by temporary as well as permanent injunction in the event of any breach or threatened breach of the covenants provided in this Section 4. In addition, the Corporation and eshare shall be entitled to withhold any payments of amounts otherwise owed to Employee during the pendency of any dispute with Employee regarding compliance with the terms of this Agreement.


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         (d) Severability; Reformation. The covenants in this Section 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

5. Return of Corporation Property. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Corporation, eshare or their representatives, vendors or customers pertaining to the business of the Corporation or eshare shall be and remain the property of the Corporation or eshare, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials, price lists, sales manuals, customer lists, supplier lists, documents containing Proprietary Information or Trade Secrets, and other similar data pertaining to the business, activities or future plans of the Corporation or eshare that is collected by Employee shall be delivered, together with all copies thereof, promptly to the Corporation without request by it upon termination of Employee's employment.

6. Inventions and Other Intellectual Property. Employee hereby agrees that all right, title, and interest in and to all "Work Product" shall be the exclusive property of the Corporation. For purposes of this Agreement, "Work Product" shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), and al works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Employee during the course of performing Employee's duties and responsibilities hereunder. All Work Product shall be considered work made for hire by Employee and owned by the Corporation. If any of the Work Product may not, by operation of law or otherwise, be considered work made for hire by Employee for the Corporation, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Corporation, Employee hereby assigns to the Corporation, and upon the future creation thereof automatically assigns to the Corporation, without further consideration, the ownership of all Work Product. The Corporation shall have the right to obtain and hold in its own name copyrights, patents, registrations, and any other protection available in the Work Product. Employee agrees to perform, at the Corporation's expense, such further acts as may be necessary or desirable to transfer, perfect, and defend the Corporation's ownership of the Work Product that are reasonably requested by the Corporation.

7.       Term and Termination.

                  (a) Unless earlier terminated as hereafter provided, the term of Employee's employment under this Agreement shall be for a period beginning on the effective date hereof and ending thirty-six months thereafter (the "Employment Term"). If the Employee's employment hereunder is terminated prior to the end of the initial thirty-six month period, such shorter period will also be referred to herein as the "Employment Term." Employee's employment with the Corporation may be terminated by the Corporation (i) at any time during the Employment Term for cause (as defined in Section 9), (ii) for any reason, with or without cause, upon the agreement of a majority of the Corporation's Board of Directors, or (iii) for the death or Disability (as hereinafter defined) of the Employee in accordance with this Section.

                  (b) Employee may initiate a Voluntary Termination at any time during the Employment Term and for any reason. However, Employee agrees to provide ninety (90) days advance notice prior to the effective date of a Voluntary Termination.

                  (c) If the Corporation terminates Employee's employment during the initial Employment Term of this Agreement without cause (except as set forth in this paragraph) as defined in Section 9, or for Employee's failure to achieve quarterly sales revenue and margin targets set by the Corporation for either two consecutive quarters or two quarters in a four quarter period, as the sole remedy hereunder Employee shall be entitled to receive his base salary for twelve (12) months following the date of such termination (the "Severance Amount").




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                  (d) Employee's termination of his employment for "Good Reason"
as defined in Section 7(e) below shall be treated as a termination by the Corporation without cause for purposes of this Section 7.

                  (e) Employee shall be entitled to terminate this Agreement for "Good Reason" if (i) the Corporation desires to make a material and substantial change in Employee's titles, duties or levels of responsibility or authority for a reason other than that set forth in Section 7(f), the Board of Directors and the Employee have discussed the proposal and decision and, after good faith discussion and attempts to resolve the change to the satisfaction of all parties, the Employee elects to terminate or (ii) in the event that the Corporation breaches any of its obligations in the Agreement and does not cure any such breach within 30 days following notice from Employee.

                  (f) If the Employee fails to achieve quarterly sales revenue and margin targets set by the Corporation and communicated in writing to Employee, for either two consecutive quarters or two quarters in a four quarter period, in lieu of termination, the Corporation may modify Employee's titles, duties or levels of responsibilities by written notice to Employee, without a change in income. Written notification will be given to Employee of failure to meet documented targets by eshare's Chief Executive Officer or Chief Operating Officer.

                  (g) This Agreement shall terminate immediately upon the death or "Disability" of Employee. "Disability" shall mean an inability of the Executive to perform each of the material duties of his position with the Corporation due to injury or sickness, under such terms as are set forth in the Corporation's Disability Plan, as may be amended from time to time. In the event of termination of this Agreement upon the death or Disability of Employee, employee shall receive, as sole consideration, his base salary and a pro rata portion of his earned bonus, less lawful deductions, through the date of termination. The foregoing shall not affect any disability insurance coverage to which Employee is entitled under the Corporation's Disability Plan.

8. Governing Law: Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of Georgia without giving effect to the principles of conflicts of law applicable thereto. Each of the parties submits to the jurisdiction of any state or Federal Court sitting in Gwinnett County, Georgia, in any action or proceeding arising out of or related to this Agreement and agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Court; provided, in the event that Employee has a claim for damages against the Corporation under this Agreement, Employee may bring such claim in any state or Federal Court sitting in Suffolk County, New York or in Gwinnett County, Georgia.

9. Cause. For purposes of this Agreement, "cause" shall be defined as (i) dishonesty that is detrimental to the Corporation, (ii) habitual insobriety or drug addition, (iii) commitment of an act of moral turpitude, (iv) violation of the covenant not to compete or solicit set forth in Section 4 above, (v) violation of the covenant not to disclose confidential information set forth herein or in the Nondisclosure and Development Agreement, (vi) failure to achieve quarterly sales revenue and margin targets set by the Corporation for either two consecutive quarters or two quarters in a four quarter period, (vii) failure to act in good faith toward the Corporation, or (viii) ongoing refusal or failure (other than due to disability), following receipt of notice from the Corporation, to perform the lawful duties reasonably assigned to Employee by the Board of Directors or to follow the reasonable lawful orders of the Board of Directors.

10. Notice. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery, on the date of receipt if mailed by certified or registered mail, return receipt requested at his or its address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing.

11. No Waiver. Any waiver of a breach of any of the terms of this Employment Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other terms or conditions, nor shall any failure to enforce any provision of this Employment Agreement operate as a waiver of the provision or any other provision.

12. Successors and Assigns. The rights, benefits and obligations of the Corporation under this Agreement and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors and assigns. This Agreement shall be binding upon Employee's successors and assigns. Neither this Agreement nor


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any rights or obligations hereunder shall be
assigned by Employee. eshare agrees that in the event the Corporation fails to pay a salary or severance payment due and owing by the Corporation to Employee, if such failure to pay continues for than thirty (30) days following written notice to eshare, eshare will make such payment.

13. Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties hereto, oral or written, relating to the subject matter hereof, and supersedes and replaces all prior agreements, understandings and representations. This Agreement may not be amended or modified, except by means of written instruments signed by the Corporation and Employee.

14. Severability. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions or applications of this Agreement which can be given affect without the invalid or unenforceable provision or application. To that end, the provisions of this Agreement are to be severable.

IN WITNESS WHEREOF, the Corporation has caused below this Agreement to be signed, and Employee has executed this Agreement, as of the date first above written.

eshare communications, Inc.


By:

              /s/ ALEKSANDER SZLAM
-------------------------------------------------
                Aleksander Szlam

Employee:

             /s/ WILLIAM K. DUMONT
-------------------------------------------------
               William K. Dumont



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